                       -----------------------------------

                          FOURTH SUPPLEMENTAL INDENTURE

                            Dated as of July 27, 2001

                                     between

                              CENDANT CORPORATION,

                                    AS ISSUER

                                       and

               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,

                                   AS TRUSTEE

                       -----------------------------------

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1 Definition of Terms .............................................2

                                   ARTICLE II

                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

SECTION 2.1 Designation, Principal Amount and Authorized Denomination .......5
SECTION 2.2 Maturity ........................................................5
SECTION 2.3 Form and Payment ................................................5
SECTION 2.4 Global Senior Notes .............................................5
SECTION 2.5 Interest ........................................................6

                                   ARTICLE III

                         REDEMPTION OF THE SENIOR NOTES

SECTION 3.1 Tax Event Redemption ............................................8
SECTION 3.2 Redemption Procedure for Senior Notes ...........................8
SECTION 3.3 No Sinking Fund .................................................9
SECTION 3.4 Option to Put Senior Notes Upon Failed
            Secondary Remarketing..........................................9
SECTION 3.5 Repurchase Procedure for Senior Notes ...........................9

                                   ARTICLE IV

                                   [RESERVED]

                                    ARTICLE V

                               FORM OF SENIOR NOTE

SECTION 5.1 Form of Senior Note ............................................10

                                   ARTICLE VI

                           ORIGINAL ISSUE OF DISCOUNT

SECTION 6.1 Original Issue of Discount .....................................21

                                   ARTICLE VII

SECTION 7.1 Initial Remarketing Procedures..................................21
SECTION 7.2 Secondary Remarketing Procedures................................24

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1 Ratification of Indenture ......................................28
SECTION 8.2 Trustee Not Responsible for Recitals ...........................28
SECTION 8.3 Governing Law ..................................................28
SECTION 8.4 Separability ...................................................28
SECTION 8.5 Counterparts ...................................................29

         FOURTH SUPPLEMENTAL INDENTURE, dated as of July 27, 2001 (the "Fourth Supplemental Indenture"), between CENDANT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee").

         WHEREAS, the Company executed and delivered the indenture, dated as of February 24, 1998 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's senior unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

         WHEREAS, the Company executed and delivered the First Supplemental Indenture, dated as of February 24, 1998 (the "First Supplemental Indenture"), to the Trustee to provide for the issuance of the Company's 6.45% Debentures due February 16, 2003;

         WHEREAS, the Company executed and delivered the Second Supplemental Indenture, dated as of May 15, 2000 (the "Second Supplemental Indenture"), to the Trustee to provide the issuance of the Company's 6.45% Debentures due February 16, 2003;

         WHEREAS, the Company executed and delivered the Third Supplemental Indenture, dated as of February 16, 2001 (the "Third Supplemental Indenture"), to the Trustee to provide for the issuance of the Company's 6.45% Debentures due February 16, 2003;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of the Company's Securities to be known as the Company's 6.75% Senior Notes due August 17, 2006 (the "Senior Notes"), the form and substance of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Fourth Supplemental Indenture;

         WHEREAS, the Company has offered to the public up to 17,250,000 Upper DECS (the "Upper DECS"), consisting of (i) a forward purchase contract under which (a) the holder agreed to purchase, for $50, shares of the Company's CD common stock on August 17, 2004 and (b) the Company agreed to pay the holders contract adjustment payments at the rate of 1.00% of the stated amount of the Upper

DECS per year and (ii) $50 principal amount of the Senior Notes as described in a prospectus supplement, dated July 20, 2001 (the "Prospectus Supplement"); and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this Fourth Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects:

         NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the holders thereof (each a "Holder" and, collectively, the "Holders"), and for the purpose of setting forth, as provided in the Indenture, the First Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture (together, the "Indenture"), the form and substance of the Senior Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 SECTION Definition of Terms .

         Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this Fourth Supplemental Indenture;

         (b) a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation;

         (e) capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Base Indenture;

         (f) the following terms have the meanings given to them in the Purchase Contract Agreement: (i) Agent; (ii) Applicable Principal Amount; (iii) Authorized Newspaper; (iv) Cash Settlement; (v) Clearing Agency; (vi) Clearing Agency Participant; (vii) Initial Remarketing; (viii) Initial Remarketing Date;
(ix) Underwriting Agreement; (x) Purchase Contract; (xi) Quotation Agent; (xii) Redemption Price; (xiii) Reset Announcement Date; (xiv) Reset Effective Date;
(xv) Reset Rate; (xvi) Reset Spread; (xviii) Secondary Remarketing; (xviii) Secondary Remarketing Date; (xix) Tax Event; (xx) Treasury Portfolio; (xxi) Treasury Portfolio Purchase Price; (xxii) Two-Year Benchmark Treasury; and (xxiii) Two and One-Quarter Year Benchmark Treasury;

         (g) the following terms have the meanings given to them in this Section 1.11(g):

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

         "Coupon Rate" shall have the meaning set forth in Section 2.4.

         "Failed Initial Remarketing" shall have the meaning set forth in
Section 7.1 (g).

         "Maturity Date" shall have the meaning set forth in Section 2.2.

         "Minimum Initial Remarketing Price" shall have the meaning set forth in the Remarketing Agreement.

         "Pledge Agreement" means the Pledge Agreement dated as of July 27, 2001, among the Company, The Chase Manhattan Bank, as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary and Bank One Trust Company, National Association, as purchase contract agent.

         "Purchase Contract Agreement" shall mean that certain forward purchase contract agreement, dated July 27, 2001, between the Company and Bank One Trust Company, National Association, as purchase contract agent.

         "Purchase Contract Settlement Date" means August 17, 2004.

         "Put Option" shall have the meaning set forth in Section 3.4.

         "Put Option Exercise Date" shall have the meaning set forth in
Section 3.4.

         "Quotation Agent" means Salomon Smith Barney Inc., or its successor or any other primary U.S. government securities dealer in New York City selected by the Company.

         "Remarketing Agent" means Salomon Smith Barney Inc. or any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

         "Remarketing Agreement" means the Remarketing Agreement, dated as of July 27, 2001, between the Company, Salomon Smith Barney Inc., as remarketing agent and Bank One Trust Company, National Association as purchase contract agent.

         "Reset Agent" shall mean Salomon Smith Barney Inc., or its successor or any other agent as is mutually agreed on by the Company and the Trustee to act as reset agent.

         "Reset Effective Date" means (i) May 17, 2004 in case the interest rate is reset on the Initial Remarketing Date, or (ii) the Purchase Contract Settlement Date, in case the interest rate is reset on the Secondary Remarketing Date.

         "Senior Notes Repayment Price" shall have the meaning set forth in
Section 3.4 hereof.

         "Tax Event Redemption Date" shall have the meaning set forth in Section
3.1 hereof.

                                   ARTICLE II

                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

         SECTION 2.1 SECTION Designation, Principal Amount and Authorized Denomination .

         There is hereby authorized a series of Securities designated the 6.75% Senior Notes (the "Senior Notes") due August 17, 2006, limited in aggregate principal amount to $826,500,000, which amount to be issued shall be as set forth in any written order of the Company for the authentication and delivery of Senior Notes pursuant to the Base Indenture. The denominations in which Senior Notes shall be issuable is $50 and integral multiples thereof.

         SECTION 2.2 SECTION Maturity . The date upon which the Senior Notes shall become due and payable at final maturity, together with accrued and unpaid interest, is August 17, 2006 (the "Maturity Date").

         SECTION 2.3 Form and Payment.

         Except as in Section 2.4, the Senior Notes shall be issued in fully registered certificated form bearing identical terms. Principal and interest on the Senior Notes issued in certificated form will be payable, the transfer of such Senior Notes will be registrable and such Senior Notes will be exchangeable for Senior Notes bearing identical terms and provisions at the office or agency maintained by the Company for this purpose in the Borough of Manhattan, The City of New York. However, at the Company's option, payment of interest may be made by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account properly designated by the Holder entitled to payment. The registrar, transfer agent and initial Paying Agent for the Senior Notes shall be the Trustee.

         SECTION 2.4 Global Senior Note.

         (a) Any Senior Notes that are no longer part of Upper DECS will be issued initially in the form of one or more Global Securities (the "Global Senior Notes") registered in the name of the Clearing Agency or its nominee. Unless and until it is exchanged for the Senior Notes in registered form, such Global Senior Notes may be transferred, in whole but not in part, only to the Clearing Agency or nominee of the Clearing Agency, or to a successor Clearing Agency selected or provided by the Company or to a nominee of such successor Clearing Agency.

         (b) If at any time (i) the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency for the Global Senior Notes and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Company becoming aware of the Clearing Agency's ceasing to be so registered,
(iii) the Company, in its sole discretion, determines that the Global Senior Notes shall be so exchangeable or (iv) there shall have occurred and be continuing an Event of Default, the Company will execute, and subject to Article Five of the Base Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Senior Note in exchange for such Global Senior Note.

         Upon exchange of the Global Senior Note for such Senior Notes in definitive registered form without coupons, in authorized denominations, the Global Senior Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Senior Note shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

         SECTION 2.5 Interest.

         (a) Each Senior Note will bear interest initially at the rate of 6.75% per annum (the "Coupon Rate") from the original date of issuance through and including the day immediately preceding the Rest Effective Date and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment. Interest will accrue on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. Interest will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each, an "Interest Payment Date") commencing on November 17, 2001, to the Person in whose name such Senior Note or any predecessor Senior Note is registered at the close of business on the first day of the month on which the Interest Payment Date falls.

         (b) The interest rate on the Senior Notes will be reset on the Initial Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after May 17, 2004) except in the event of a Failed Initial Remarketing. In the event of a Failed Initial Remarketing, the interest rate on the Senior Notes will be reset on the Secondary Remarketing Date to the applicable Rest Rate (which Reset Rate will be effective on and after the Purchase Contract Settlement Date). On the applicable Reset Announcement Date, the applicable Reset Spread and the Two-Year Benchmark Treasury or Two and One-Quarter Benchmark Treasury, as applicable, will be announced by the Company. On the Business Day immediately following such Rest Announcement Date, the Holders of Senior Notes will be notified of such Reset Spread and Two-Year Benchmark Treasury or Two and One-Quarter Benchmark Treasury, as applicable, by the Company. Such notice shall be sufficiently given to such Holders of Senior Notes if published in an Authorized Newspaper.

         (c) Not later than seven calendar days nor more than 15 calendar days immediately preceding the applicable Reset Announcement Date, the Company will request that the Clearing Agency or its nominee (or any successor clearing agency or its nominee) notify the Holders of Senior Notes of such Reset Announcement Date and, in the case of a Secondary Remarketing, the procedures to be followed by such Holders of Senior Notes wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

         (d) The amount of interest payable for any period will be computed on the basis of a 360_day year consisting of twelve 30_day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90_day period. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

                                   ARTICLE III

                         REDEMPTION OF THE SENIOR NOTES

         SECTION 3.1 Tax Event Redemption .

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the Redemption Price. Installments of interest on the Senior Notes which are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Senior Notes registered as such at the close of business on the regular record date. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Senior Notes, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Upon exercise of its option to redeem the Senior Notes, the Company shall in the notice to the Trustee pursuant to Section 1102 of the Base Indenture specify the Redemption Price. The Trustee shall have no duty or liability to determine or verify such amount. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Senior Notes to be repaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Senior Notes.

         SECTION 3.2 Redemption Procedure for Senior Notes .

         Payment of the Redemption Price to each Holder of Senior Notes shall be made by the Trustee (subject to its receipt of funds), no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds (provided the necessary wire instructions have been provided to the Trustee at least 15 days prior to the Tax Event Redemption
Date) at such place and to such account as may be designated by each such Holder of Senior Notes, including the Collateral Agent. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Senior Notes, then, on such Tax Event Redemption Date, such Senior Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Senior Notes have been received by the Company, and all other rights of the Holder in respect of the Senior Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Senior Notes but without interest on such Redemption Price).

         SECTION 3.3 No Sinking Fund.

         The Senior Notes are not entitled to the benefit of any sinking fund.

         SECTION 3.4 Option to Put Senior Notes Upon Failed Secondary
Remarketing.

         If a Failed Secondary Remarketing (as described in the Purchase Contract Agreement) has occurred, the Company shall immediately notify the Trustee thereof and each Holder of Senior Notes who holds such Senior Notes on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option"), upon at least three Business Days' prior notice, to require the Company to repurchase such Holder's Senior Notes on September 30, 2004 (the "Put Option Exercise Date"), at a repayment price per Senior Note equal to 100% of the principal amount, plus accrued and unpaid interest, if any, thereon to the date of payment (the "Senior Notes Repayment Price").

         SECTION 3.5 Repurchase Procedure for Senior Notes.

         (a) In order for the Senior Notes to be repurchased on the Put Option Exercise Date, the Trustee must receive on or prior to 5:00 P.M., New York City time, on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office, the Senior Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Senior Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Senior Notes for repayment shall be determined by the Company, whose determination shall be final and binding.

         (b) Payment of the Senior Notes Repayment Price to Holders of Senior Notes shall be made either through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture or through the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be designated by such Holders. If the Trustee holds immediately available funds sufficient to pay the Senior Notes Repayment Price of the Senior Notes presented for repayment then, immediately prior to the close of business on the Business Day immediately preceding the Put Option Exercise Date, such Senior Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Senior Notes have been received by the Company, and all other rights of the Holder in respect of the Senior Notes, including the Holder's right to require the Company to repay such Senior Notes, shall terminate and lapse (other than the right to receive the Senior Notes Repayment Price upon delivery of such Senior Notes but without interest on such Senior Notes Repayment Price). Neither the Trustee nor the Company will be required to register the transfer of any Senior Notes for which repayment has been elected in accordance with Section 3.5(a).

                                   ARTICLE IV

                                   [RESERVED]

                                    ARTICLE V

                               FORM OF SENIOR NOTE

         SECTION 5.1 Form of Senior Note .

         The Senior Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

         If the Senior Note is to be a Global Note, Insert _ This Senior Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository Trust Company or a nominee of the Depository Trust Company. This Senior Note is exchangeable for Senior Notes registered in the name of a person other than the Depository Trust Company or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Senior Note (other than a transfer of this Senior Note as a whole by the Depository Trust Company to a nominee of the Depository Trust Company or by a nominee of the Depository Trust Company to the Depository Trust Company or another nominee of the Depository Trust Company) may be registered except in limited circumstances.

         Unless this Senior Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Senior
Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No. ___________________                                      $____________
CUSIP No. 151313AJ2

                               CENDANT CORPORATION
                                6.75% SENIOR NOTE
                               DUE AUGUST 17, 2006

         CENDANT CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to),
for value received, hereby promises to pay to           , or registered assigns,
the principal sum of ($______________) on August 17, 2006 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from July 27, 2001, or from the next recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on November 17, 2001, initially at the rate of 6.75% per annum through and including the day immediately preceding the Reset Effective Date, and at the Reset Rate thereafter until the principal hereof shall have become due and payable and, to the extent permitted by law, to pay interest compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate of 6.75% through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360_day year consisting of twelve 30_day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Senior Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment which in the case of a Global Senior Note shall be the close of business on the first day of the month in which the Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Senior Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Senior Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

         The indebtedness evidenced by this Senior Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company.

         This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed manually by or on behalf of the Trustee.

         The provisions of this Senior Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated:  July 27, 2001

                                            CENDANT CORPORATION

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Attest:

By:
   ---------------------------------
   Name:
   Title:

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes of the series of Senior Notes described in the within-mentioned Indenture.

Dated:  July 27, 2001

THE BANK OF NOVA SCOTIA TRUST COMPANY
OF NEW YORK,
          as Trustee

By
  ---------------------------------
        Authorized Signatory

                        (FORM OF REVERSE OF SENIOR NOTE)

         This Senior Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of February 24, 1998 (the "Base Indenture"), duly executed and delivered between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee (the "Trustee") (as supplemented by a First Supplemental Indenture, dated February 24, 1998, a Second Supplemental Indenture, dated May 15, 2000, a Third Supplemental Indenture, dated February 16, 2001 and a Fourth Supplemental Indenture, dated July 27, 2001), (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said Fourth Supplemental Indenture.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the Redemption Price. The Redemption Price shall be paid to each Holder of the Senior Notes by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

         The Senior Notes are not entitled to the benefit of any sinking fund.

         If a Failed Secondary Remarketing (as described in the Purchase Contract Agreement) has occurred, each Holder of this Senior Note who holds this Senior Note on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option"), upon at least three Business Days' prior notice, to require the Company to repurchase such Holder's Senior Notes on September 30, 2004 (the "Put Option Exercise Date"), at a repayment price per Senior Note equal to the principal amount of this Senior Note, plus accrued and unpaid interest, if any, thereon to the date of payment (the "Senior Note Repayment Price"). In order for the Senior Notes to be so repurchased, the Trustee must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office, the Senior Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Senior Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Senior Notes for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Senior Notes Repayment Price in respect of such Senior Notes shall be made, either through the Trustee or the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Senior Notes; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Senior Note so affected, or (ii) reduce the aforesaid percentage of Senior Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Senior Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Senior Notes of such series, to waive a Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Senior Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Senior Note and of any Senior Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Senior Note.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Note at the time and place and at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Senior Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Trustee in the City of New York and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Senior Note, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Senior Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

         The Senior Notes of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes of this series so issued are exchangeable for a like aggregate principal amount of Senior Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Senior Notes are subject to the covenants set forth in the Indenture.

         The Senior Notes shall be governed by and construed in accordance with the law of the State of New York

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay $_____ principal amount of the within Senior Note, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Senior Note or Senior Notes representing the remaining aggregate principal amount of this Senior Note.

         For this Option to Elect Repayment to be effective, this Indenture with the Option to Elect Repayment duly completed must be received by the Trustee at The Bank of Nova Scotia Trust Company of New York, One Liberty Plaza, 23rd Floor, New York, New York 10006, Attn: Corporate Trust Office, no later than 5:00 p.m. at least three business days prior to September 30, 2004.

Dated:                               Signature:
                                               ---------------------------------

                                     Signature Guarantee:
                                                        ------------------------

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Senior Note in every particular without alteration or enlargement or any change whatsoever.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note to:

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------
 (Insert assignee's social security or tax identification number)

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------
            (Insert address and zip code of assignee)

and irrevocably appoints

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------
agent to transfer this Senior Note on the books of the Trust. The agent may substitute another to act for him or her.

Date:                             Signature:
     ----------------------                 ------------------------------------

                                  Signature Guarantee:
                                                      --------------------------

    (Sign exactly as your name appears on the other side of this Senior Note)

                                   ARTICLE VI

                           ORIGINAL ISSUE OF DISCOUNT

         SECTION 6.1 Original Issue of Discount .

         To the extent that such duty is not performed by the Purchase Contract Agent pursuant to Section 7.14 of the Purchase Contract Agreement, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the outstanding Senior Notes as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE VII

                                   REMARKETING

         SECTION 7.1 Initial Remarketing Procedures.

         (a) The Company will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date that the Clearing Agency notify the Holders of the Senior Notes and the Holders of the Upper DECS of the Initial Remarketing.

         (b) Not later than 5:00 P.M., New York City time, on the tenth Business Day immediately preceding the Initial Remarketing Date, each Holder of the Senior Notes not constituting components of Upper DECS may elect to have the Senior Notes held by such Holder remarketed. Holders of Senior Notes that are not a component of Upper DECS shall give notice of their election to have such Notes remarketed to the Collateral Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, onsuch tenth Business Day, the Trustee, based solely on the notices received by it prior to such time from the Purchase Contract Agent and the Collateral Agent, shall notify the Company and the Remarketing Agent of the principal amount of Senior Notes to be tendered for remarketing. Under Section 5.4 of the Purchase Contract Agreement, Senior Notes that constitute components of Upper DECS will be remarketed as provided therein and in this

Section 7.1. The Senior Notes constituting components of Upper DECS shall be deemed tendered, notwithstanding any failure by the Holder of such Upper DECS to deliver or properly deliver such Senior Notes to the Remarketing Agent for purchase.

         (c) The right of each Holder to have Senior Notes tendered for Initial Remarketing or the Secondary Remarketing, as the case may be, shall be limited to the extent that (i) the Remarketing Agent conducts an Initial Remarketing and, in the event of a Failed Remarketing, a Secondary Remarketing pursuant to the terms of the Remarketing Agreement, (ii) Senior Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Senior Notes at a price of not less than the Minimum Initial Remarketing Price, in the case of the Initial Remarketing, and 100% of the principal amount thereof, in case of the Secondary Remarketing, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. Each Holder of Senior Notes that are remarketed in a Successful Initial Remarketing (as defined in the Remarketing Agreement) agrees that a remarketing fee in an amount set forth in the Remarketing Agreement shall be deducted from the proceeds of the remarketing.

         (d) On the Initial Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per Senior Note such that the aggregate price for the Applicable Principal Amount of Senior Notes is equal to approximately 100.5% of the Treasury Portfolio Purchase Price, Notes tendered or deemed tendered for purchase.

         (e) If there are no Upper DECS outstanding and none of the Holders elect to have Senior Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

         (f) If the Remarketing Agent has determined that it will be able to remarket all Senior Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Initial Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

         (g) If, by 4:00 P.M., New York City time, on the Initial Remarketing Date, (i) the Remarketing Agent is unable to remarket all Senior Notes tendered or deemed tendered for purchase, at a price per Senior Note such that the aggregate price for the Applicable Principal Amount of Senior Notes is equal to or at least 100% of the Treasury Portfolio Purchase Price, or (ii) if the Initial Remarketing shall not have occurred because a condition precedent to the Remarketing shall not have been fulfilled, a failed remarketing ("Failed Initial Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, the Purchase Contract Agent, Company, Trustee, and Clearing Agency. If requested by the Collateral Agent, the Purchase Contract Agent, the Trustee or the Clearing Agency, the Company shall confirm such advice in writing.

         (h) By approximately 4:30 P.M., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Purchase Contract Agent, the Company, Trustee, and Clearing Agency of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of Senior Notes sold in the Initial Remarketing and the Reset Rate, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Senior Notes such purchaser is to purchase and
(iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on May 17, 2004 in same day funds against delivery of the Notes purchased through the facilities of the Clearing Agency.

         (i) In accordance with the Clearing Agency's normal procedures, on May 17, 2004, the transactions described above with respect to each Note tendered for purchase and sold in the Initial Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Senior Notes delivered by book entry as necessary to effect purchases and sales of such Senior Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

         (j) If any Holder selling Senior Notes in the Initial Remarketing fails to deliver such Senior Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Senior Notes in the Initial Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

         (k) The Remarketing Agent is not obligated to purchase any Senior Notes in the Initial Remarketing or otherwise. Neither the Trustee, the

Purchase Contract Agent, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing. The Trustee shall have no duties or obligations in respect of the Initial Remarketing except to provide the notice required of it in accordance with Section 7.1(b).

         (l) The tender and settlement procedures set forth in this Section 7.1, including provisions for payment by purchasers of Senior Notes in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book_entry system is no longer available for the Notes at the time of the Initial Remarketing, to facilitate the tendering and remarketing of Senior Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

         (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the tenth Business Day before May 17, 2004) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

         SECTION 7.2 Secondary Remarketing Procedures.

         (a) If a Failed Initial Remarketing has occurred, the Company will request, not later than seven nor more than 15 calendar days prior to the Secondary Remarketing Date that the Clearing Agency notify the Holders of the Senior Notes of the Secondary Remarketing and of the procedures that must be followed if a Holder of Senior Notes wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Secondary Remarketing.

         (b) If a Failed Initial Remarketing has occurred, not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date, each Holder of the Senior Notes may elect to have the Senior Notes held by such Holder remarketed. Under Section 5.5 of the Purchase Contract Agreement, Holders of Upper DECS that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Notes constituting a component of such Upper DECS. Holders of Senior Notes that are not a component of Upper DECS shall give notice of their election to have such Senior Notes remarketed to the Collateral Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such second Business Day, the Trustee, solely based on the notices received by it prior to such time from the Purchase Contract Agent and the Collateral Agent, shall notify the Company and the Remarketing Agent of the principal amount of Senior Notes to be tendered for remarketing. Under
Section 5.5 of the Purchase Contract Agreement, the Senior Notes that constitute components of Upper DECS will be remarketed as provided therein and in this
Section 7.2.

         (c) If any Holder of Upper DECS does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Senior Notes as described in Section 7.2(b), the Senior Notes of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Senior Notes to the Remarketing Agent for purchase.

         (d) The right of each Holder to have Senior Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Senior Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Senior Notes at a price of not less than 100% of the principal amount thereof, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. Each Holder of Notes that are remarketed in a Successful Secondary Remarketing agrees that a remarketing fee in an amount set forth in the Remarketing Agreement shall be deducted from the proceeds of the remarketing.

         (e) If a Failed Initial Remarketing has occurred, on the Secondary Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.5% of the aggregate principal amount thereof, Senior Notes tendered or deemed tendered for purchase.

         (f) If none of the Holders elect or are deemed to have elected to have Senior Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Secondary Remarketing Date.

         (g) If the Remarketing Agent has determined that it will be able to remarket all Senior Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Reset Agent shall, subject to the terms of the Remarketing Agreement, determine the Reset Rate; provided, however, that if the Remarketing Agent determines that it will not be able to remarket all Senior Notes tendered or deemed tendered prior to 4:00 P.M., New York City Time, on the Secondary Remarketing Date, there shall be no Reset Rate determined.

         (h) If, by 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Remarketing Agent is unable to remarket all Senior Notes tendered or deemed tendered for purchase or if the Secondary Remarketing shall not have occurred because a condition precedent to the Secondary Remarketing shall not have been fulfilled, a failed remarketing ("Failed Secondary Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Company, Trustee, Purchase Contract Agent and Clearing Agency. If requested by the Collateral Agent, the Purchase Contract Agent, the Trustee or the Clearing Agency, the Company shall confirm such advice in writing.

         (i) By approximately 4:30 P.M., New York City time, on the Secondary Remarketing Date, provided that there has not been a Failed Secondary Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Company, Trustee, Purchase Contract Agent and Clearing Agency of the Reset Rate determined in the Secondary Remarketing and the aggregate principal amount of Senior Notes sold in the Secondary Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Senior Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Senior Notes purchased through the facilities of the Clearing Agency.

         (j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Senior Note tendered for purchase and sold in the Secondary Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Senior Notes delivered by book entry as necessary to effect purchases and sales of such Senior Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

         (k) If any Holder selling Notes in the Secondary Remarketing fails to deliver such Senior Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Senior Notes in the Secondary Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

         (l) The Remarketing Agent is not obligated to purchase any Senior Notes in the Secondary Remarketing or otherwise. Neither the Trustee, Purchase Contract Agent, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing. The Trustee shall have no duties or obligations in respect of the Secondary Remarketing except to provide notice required from it in accordance with Section 7.2(b).

         (m) The tender and settlement procedures set in this Section 7.2, including provisions for payment by purchasers of Senior Notes in the Secondary Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book_entry system is no longer available for the Senior Notes at the time of the Secondary Remarketing, to facilitate the tendering and remarketing of Senior Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

         (n) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the 10th Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1 Ratification of Indenture.

         The Indenture, as supplemented by the First Supplemental Indenture, dated February 24, 1998, the Second Supplemental Indenture, dated May 15, 2000, the Third Supplemental Indenture, dated February 16, 2001, and this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 8.2 Trustee Not Responsible for Recitals .

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

         SECTION 8.3 Governing Law.

         This Fourth Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 8.4 Separability .

         In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Senior Notes, but this Fourth Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         SECTION 8.5 Counterparts.

         This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                           CENDANT CORPORATION,
                                           as Issuer


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                           THE BANK OF NOVA SCOTIA TRUST
                                           COMPANY OF NEW YORK,
                                           as Trustee

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title: